EXHIBIT 23.7

CONSENT OF CUSHMAN & WAKEFIELD, INC.

We hereby consent to the use of our name in this Registration Statement of Albertsons Companies, Inc. (Registration No. 333-

205546) on Form S-1, as amended (the “Registration Statement”), and to the references to information contained in Cushman &

Wakefield, Inc. appraisals wherever appearing in the Registration Statement.

/s/ George J. Rago
Name: George J. Rago
Title: Executive Managing Director

Cushman & Wakefield, Inc.

New York, New York 10104

August 26, 2015